UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

Prospect Flexible Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

10 East 40th Street, 42nd Floor

New York, NY 10016

 (Address of principal executive offices)

(212) 448-0702

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

Change of Offering Price

Effective August 26, 2020, Prospect Flexible Income Fund, Inc. (the “Company” or “our”) changed the public offering price per share of its Class A shares of common stock from $9.03 per share to $9.33 per share, which was approved by the Board of Directors of the Company (the “Board of Directors”). The change in the public offering price will be first applied to subscriptions in good order received on or after August 26, 2020.

The Board of Directors determined that a change in the public offering price was warranted following an increase in our net asset value, based on our operating results in the second calendar quarter (our fourth fiscal quarter). As a result of the change in our public offering price, the net proceeds per share of the our continuous public offering of Class A shares will be approximately $8.49 per share.

Declaration of Monthly Cash Distributions

On August 27, 2020, the Board of Directors declared distributions for the months of September 2020, October 2020, and November 2020, which reflect a targeted annualized distribution rate of 7.0% based on the current offering price. The distributions have weekly record dates as of the close of business of each week in September 2020, October 2020 and November 2020 and equal a weekly amount of $0.01253 per share of common stock. The distributions will be payable monthly to stockholders of record as of the weekly record dates set forth below.

Record Date	Payment Date	Distribution Amount
09/04/2020	10/02/2020	$0.01253
09/11/2020	10/02/2020	$0.01253
09/18/2020	10/02/2020	$0.01253
09/25/2020	10/02/2020	$0.01253
10/02/2020	11/06/2020	$0.01253
10/09/2020	11/06/2020	$0.01253
10/16/2020	11/06/2020	$0.01253
10/23/2020	11/06/2020	$0.01253
10/30/2020	11/06/2020	$0.01253
11/06/2020	12/04/2020	$0.01253
11/13/2020	12/04/2020	$0.01253
11/20/2020	12/04/2020	$0.01253
11/27/2020	12/04/2020	$0.01253

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a weekly, monthly or quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV. The payment of future distributions on the Company’s common stock is subject to the discretion of the Board of Directors and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to shareholders from any sources of funds available to it, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense reimbursements from Prospect Flexible Income Management, LLC (“PFIM”), which are subject to recoupment. If distributions exceed the Company’s net investment income or earnings, a portion of the distributions made by the Company may represent a return of capital for tax purposes. PFIM has no obligation to provide expense reimbursements to the Company in future periods. There can be no assurance that the Company will be able to pay distributions at a specific rate or at all.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 1, 2020	Prospect Flexible Income Fund, Inc.

	By	/s/ M. Grier Eliasek
M. Grier Eliasek Chief Executive Officer (Principal Executive Officer)